UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2017

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, The Company and Dr. Bonfiglio have entered into a Separation and Release agreement (the “Separation Agreement”) pursuant to which Dr. John Bonfiglio resigned as President, Chief Operating Officer and director of the Company to pursue other opportunities. Dr. Bonfiglio’s resignation was not due to any disagreement with the Company on any matter related to its operations, policies or practices.

The Separation Agreement provides for a customary release by Dr. Bonfiglio of claims against the Company and a mutual non-disparagement covenant. Dr. Bonfiglio is also obligated to comply with various restrictive covenants, including a non-compete, non-solicitation and protection of the Company’s confidential information. Any disputes arising under the Separation Agreement will be resolved by binding arbitration. The Separation Agreement is subject to revocation through May 4, 2017, and the Separation Agreement will not become effective and enforceable until the revocation period expires.

The Company’s Chief Executive Officer, Dr. Glynn Wilson, was appointed to serve as the President of the Company and the size of the Company’s board of directors was reduced from seven members to six members.

A copy of the April 28, 2017 press release announcing the Change in Management and Board of Directors is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: April 28, 2017	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chief Executive Officer